Exhibit 99.1

DXP Enterprises Reports Preliminary Third Quarter Results

HOUSTON--(BUSINESS WIRE)--October 19, 2016--DXP Enterprises, Inc. (NASDAQ: DXPE) today released preliminary unaudited selected financial information for its fiscal quarter ended September 30, 2016. The information that follows is preliminary and based upon information available as of today. DXP expects to release its full fiscal quarter results on November 7, 2016.

As of the date of this release, DXP has not completed its financial close process for the quarter. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented below. As a result, the estimates below constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

DXP Enterprises 2016 third quarter preliminary financial highlights:

  Sales are anticipated to be between $228.0 million and $231.0 million for the third quarter of 2016, compared to $256.2 million for the second quarter of 2016, a decrease between 9.8 percent to 11.0 percent. Compared to sales for the third quarter of 2015 of $303.1 million, this represents a decrease of between 23.8 percent and 24.8 percent. The above comparisons include sales from Vertex, which was sold on October 3, 2016.
  Gross profit is anticipated to be between $62.0 million and $64.0 million, for the third quarter 2016, compared to $71.6 million for the second quarter of 2016 and $85.7 million in the third quarter of 2015.
  Net income (loss) is anticipated to be between $(500) thousand to $500 thousand for the third quarter of 2016, compared to $5.1 million for the second quarter of 2016 and $(52.4) million in the third quarter of 2015 which included a $58.9 million non-cash impairment charge.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) is anticipated to be between $11.0 million and $13.0 million for the third quarter 2016, compared to $16.3 million in the second quarter of 2016 and $11.3 million in the third quarter of 2015.

Preliminary Unaudited Financial Disclosures

The sales decline in the third quarter is mainly attributable to softness in July sales. This was driven by bookings and shipments softening around the days before and after the July 4th holiday across all three business segments.

David R. Little, Chairman and CEO remarked, “Our third quarter performance reflects a departure from our recent trends, which was primarily associated with lagging sales during the month of July. August and September sales were more in line with average year-to-date monthly performance. That said, we do expect seasonality which can be exacerbated by the upcoming holiday season, the elections, seasonal customer facility shutdowns as well as the recent sale of Vertex. We are pleased with our cost containment measures year-to-date. Free cash flow performance, cash flow from operations less capital expenditures, continues to be in line with expectations and, along with our recent announcement regarding Vertex, continues to provide DXP with resiliency. We look forward to discussing more detailed financial results on our third quarter earnings call.”

Balance Sheet and Liquidity

The Company estimates cash and cash equivalents to be approximately $3.4 million as of September 30, 2016. Total debt is expected to be approximately $319.3 million as of September 30, 2016, which includes $6.2 million in net proceeds from issuance of 238,858 shares of common stock, during the quarter. Compared to the second quarter, debt declined by approximately $28.4 million during the third quarter. After including the payoff of debt associated with the sale of Vertex, a non-core master distributor of industrial fasteners, announced on October 4, 2016, total debt was approximately $286.3 million as of October 14, 2016.

Mac McConnell, CFO added, “We have a goal of continuing to reduce the amount outstanding under our credit facility and to improve terms. While we are pleased with our debt reduction year-to-date, we intend to, from time to time, opportunistically access the equity or debt capital markets, sell non-core assets, and engage in prudent liability or capital structure management transactions. Ultimate terms and the successful pursuit of these transactions will be, however, dependent in part on prevailing economic conditions and other factors, including factors beyond our control.”

We currently expect that our final results will be within the ranges described above. It is possible, however, that our final results will not be within the ranges we currently estimate. We undertake no obligation to update or supplement the information provided above until we release our results of operations for the three and nine months ended September 30, 2016. Hein & Associates LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this financial data.

We will host a conference call regarding 2016 third quarter financial results on the Company’s website (www.dxpe.com) Monday, November 7, 2016 at 9 a.m. CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com and at www.viavid.net.

Non-GAAP Financial Measures

DXP supplements reporting of net income (loss) with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA referred to in this press release is included below under "--Reconciliation of Non-GAAP Measures."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands) (unaudited)

	Three Months Ended September 30,
	2016		2015
	Low	High	Actual

Sales	$228,000	$231,000	$303,080

Gross Profit	$62,000	$64,000	$85,706

Net Income (loss) attributable to DXPE	$(500)	$500	$(52,435)

Interest expense; Provision for income taxes; Impairments; and Depreciation and amortization	11,500	12,500	63,713

EBITDA	$11,000	$13,000	$11,278

**EBITDA – earnings before impairments, interest, taxes, depreciation and amortization
	Nine Months Ended September 30,
	2016		2015
	Low	High	Actual

Sales	$737,776	$740,776	$968,362

Gross Profit	$202,421	$204,421	$275,054

Net Income (loss) attributable to DXPE	$(442)	$558	$(35,617)

Interest expense; Provision for income taxes; Impairments; and Depreciation and amortization	33,470	34,470	95,969

EBITDA	$33,028	$35,028	$60,352

**EBITDA – earnings before impairments, interest, taxes, depreciation and amortization

CONTACT:
DXP Enterprises, Inc.
Mac McConnell, 713-996-4700
Senior Vice President, Finance & CFO
www.dxpe.com